Exhibit 10.4
                                                             ------------




                                         LEASE


                                        between


                                  CONAIR CORPORATION


                                     as Landlord,





                                          and




                                  LEANDRO P. RIZZUTO



                                       as Tenant







                                 As of March 14, 1994

                                   TABLE OF CONTENTS
                                   -----------------


             ARTICLE                                                 Page
             -------                                                 ----

             I         Premises - Term . . . . . . . . . . . . . . . .  1

             II        Definitions . . . . . . . . . . . . . . . . . .  2

             III       Rent  . . . . . . . . . . . . . . . . . . . . .  5

             IV        Gross Lease . . . . . . . . . . . . . . . . . .  5

             V         No Termination, Abatement, Etc. . . . . . . . .  6

             VI        Use of the Premises . . . . . . . . . . . . . .  6

             VII       Condition of the Premises . . . . . . . . . . .  7

             VIII      Maintenance and Repair; Mechanic's
                       Liens;Encroachments; Restrictions, Etc. . . . .  8

             IX        Alterations . . . . . . . . . . . . . . . . . . 10

             X         Impositions . . . . . . . . . . . . . . . . . . 12

             XI        Insurance . . . . . . . . . . . . . . . . . . . 12

             XII       Utility Services  . . . . . . . . . . . . . . . 16

             XIII      Legal Requirements and Insurance
                       Requirements  . . . . . . . . . . . . . . . . . 17

             XIV       Encumbrances  . . . . . . . . . . . . . . . . . 17

             XV        Permitted Contests  . . . . . . . . . . . . . . 18

             XVI       Improvements and Tenant's Equipment . . . . . . 18

             XVII      Damage or Destruction . . . . . . . . . . . . . 19

             XVIII     Condemnation  . . . . . . . . . . . . . . . . . 25

             XIX       Assignment and Subletting . . . . . . . . . . . 27

             XX        Tenant's Default  . . . . . . . . . . . . . . . 39

             XXI       Landlord's Right to Cure Tenant's Default . . . 47

             XXII      Subordination . . . . . . . . . . . . . . . . . 48

             XIII      Broker  . . . . . . . . . . . . . . . . . . . . 49

              XXIV     Quiet Enjoyment . . . . . . . . . . . . . . . . 50

                                                                     Page
                                                                     ----

              XXV      Surrender -- Holding Over . . . . . . . . . . . 50

              XXVI     Estoppel Certificates . . . . . . . . . . . . . 51

              XXVII    Waiver of Jury and Counterclaims  . . . . . . . 53

              XXVIII   Notices . . . . . . . . . . . . . . . . . . . . 54

              XXIX     No Waiver by Landlord . . . . . . . . . . . . . 54

              XXX      Memorandum of Lease . . . . . . . . . . . . . . 55

              XXXI     Acceptance of Surrender . . . . . . . . . . . . 56

              XXXII    Remedies Cumulative . . . . . . . . . . . . . . 56

              XXXIII   Landlord's Right to Purchase Lease. . . . . . . 57

              XXXIV    Miscellaneous . . . . . . . . . . . . . . . . . 58

              XXXV     No Additional Rent:  Gross Lease  . . . . . . . 60

              XXXVI    Parking . . . . . . . . . . . . . . . . . . . . 61

                                       L E A S E
                                       ---------


                       THIS INDENTURE OF LEASE ("Lease") made as of the

             14 day of March, 1994 between CONAIR CORPORATION, a Delaware

             Corporation with a principal place of business at One

             Cummings Point Road, Stamford, Connecticut (hereinafter

             referred to as "Landlord") and LEANDRO P. RIZZUTO, of

             Greenwich, Connecticut (hereinafter referred to as

             "Tenant"):


                                       ARTICLE I
                                       ---------

                                    Premises - Term
                                    ---------------

                       1.1  For and in consideration of the rents,

             covenants and agreements on the part of the Tenant to be

             paid, kept and performed, Landlord hereby leases to Tenant and Tenant hereby takes and hires from the Landlord, upon

             and subject to the terms, covenants, conditions and agree-

             ments hereinafter set forth, the following (collectively,

             the "Premises"):

                            (a)  All those certain areas designated as

             Area "X" on the first floor and Area "Y" of the second floor as shown on Schedule A, attached hereto and made a part

             hereof, being part of that office building situated upon

             premises known as One Cummings Point Road, Stamford,

             Connecticut, the legal description of the premises upon

             which the demised areas of the building herein referred to being described on Schedule B, attached hereto and made a

             part hereof.

                            (b)  The right to use, in common with others,

             those areas designated as common areas ("CA") and those

             common areas of ingress and egress as designated by "cross hatch" all as shown on Schedule C.

                       SUBJECT TO (i) all liens, charges, encumbrances,

             building and zoning laws and ordinances and other matters

             affecting the Premises on the date hereof, (ii) all

             Mortgages (as defined in Article II hereof) and (iii) such other liens, charges, encumbrances and matters which may

             hereafter affect all or any part of the Premises and as are permitted by the terms of this Lease or consented to by

             Landlord and Tenant,

                       TO HAVE AND TO HOLD the same for a term (the

             "Term") commencing on the date hereof (the "Commencement

             Date") and expiring at midnight on the ninety-ninth (99th)

             anniversary of the Commencement Date (the "Expiration Date")

             unless sooner terminated in accordance with the terms of

             this Lease.


                                      ARTICLE II
                                      ----------

                                      Definitions
                                      -----------

                       2.1  In addition to other defined terms contained

             in the Lease, the following terms whenever used in this

             Lease shall have the meanings hereinafter set forth:

                            (a)  Default:  Any condition or event which
                                 -------

             constitutes or would constitutes an Event of Default (as

             defined in Article XXI), either with or without notice or

             lapse of time, or both.

                            (b)  Impositions:  All real estate taxes,
                                 -----------

             assessments, occupancy taxes, personal property taxes and

             water, sewer and other rents, rates, charges and surcharges,

             excises, levies, license and permit fees, governmental,

             quasi-governmental and public utility charges, in each case whether general or special, ordinary or extraordinary, or

             foreseen or unforeseen, of every character (including,

             without limitation, any interest, costs or penalties with

             respect to any of the foregoing), which at any time during the Term may be assessed, levied, confirmed, charged,

             imposed upon or become a lien or due or payable in respect of all or any part of:  (i) the Premises, the Improvements,

             the sidewalks or streets in front of or adjoining the

             Premises, or any personal property, equipment or other

             facility used in the operation thereof; (ii) any occupancy,

             operation, use or possession of or activity conducted on the

             Premises or any part thereof; (iii) Fixed Rent and

             Additional Rent (as hereinafter defined) including all gross receipts or similar taxes now or hereafter payable in

             respect of Fixed Rent and Additional Rent and sales and use taxes which may now or hereafter be levied or assessed

             against or by payable by Landlord or Tenant on account of

             the leasing or use of the Premises or the Improvements or

             upon the value of the Premises or the Improvements or any

             part thereof; and/or (iv) this Lease.

                       Nothing contained in this Lease shall require

             Tenant to pay any inheritance, estate, succession, or gift tax of Landlord or any corporate franchise, net income or excess profits tax imposed upon Landlord or other tax or

             imposition of the same or similar nature.

                            (c)  Insurance Requirements:  All require-
                                 ----------------------

             ments of any insurance policy covering or applicable to all or any part of the Premises or the use thereof, all require-

             ments of the issuer of any such policy, and all orders,

             rules, regulations, recommendations and other requirements of the National Board of Fire Underwriters (or any other

             body exercising similar functions) applicable to or affect-

             ing all or any part of the Premises.

                            (d)  Legal Requirements:  All federal, state,
                                 ------------------

             county, city, municipal and other governmental and quasi-

             governmental statutes, laws, orders, regulations,

             ordinances, judgments, decrees and injunctions affecting all or any part of the Premises or the use thereof, and permits,

             licenses, authorizations and regulations relating thereto.

                            (e)  Mortgage:  Any mortgage entered into by
                                 --------

             Landlord now or hereafter encumbering the Premises, the

             Improvements, or both or any part thereof, as the same may be modified, extended, spread, renewed, replaced or

             consolidated from time to time.

                            (f)  Mortgagee:  The holder or beneficiary of
                                 ---------

             any Mortgage.

                            (g)  Taking:  A taking of all or any part of
                                 ------

             the Premises, or any interest therein or right accruing

             thereto, or the use thereof as a result of the exercise of the right of condemnation or of eminent domain, or any voluntary conveyance made in lieu of or in anticipation

             thereof, or a change of grade affecting the Premises or any part thereof.

                            (h)  Tenant's Equipment:  All trade fixtures,
                                 ------------------

             furniture, furnishings and other equipment and personal

             property owned by Tenant and removable without damage to the

             Premises.


                                      ARTICLE III

                                         Rent
                                         ----

                       3.1  Tenant shall pay to Landlord fixed rent

             ("Fixed Rent") of One Dollar ($1.00) per annum for the

             period from the Commencement Date to the Termination Date

             hereunder.  The Fixed Rent shall be paid to Landlord without notice or demand, in advance on the first day of each

             calendar year during the Term.


                                      ARTICLE IV

                                      Gross Lease
                                      -----------

                       4.1  Except as provided in Article XXXV, this

             Lease shall be deemed a gross lease, and all charges,

             impositions, insurance, maintenance costs and expenses of

             whatsoever nature shall be the obligation of the Landlord,

             it being acknowledged that Tenant's only financial

             obligation hereunder to be the payment of the Fixed Rent.

                                       ARTICLE V

                            No Termination, Abatement, Etc.
                            -------------------------------

                       5.1  Except as otherwise specifically set forth

             herein, this Lease shall not terminate, nor shall Tenant be entitled to any abatement, deduction, deferment or reduction of the Fixed Rent or set-off against the Fixed Rent, nor

             shall the rights and obligations of Landlord and Tenant,

             respectively, be otherwise affected for any reason

             whatsoever, including any damage to or destruction of the

             Premises or the Improvements from whatever cause, any

             Taking, the lawful or unlawful prohibition of or

             interference with the use or occupancy of the Premises or

             the Improvements for any purpose or any claim which Tenant has or might have against Landlord.  The rights and

             obligations of the Landlord and Tenant hereunder shall be

             separate and independent covenants and agreements and the

             Fixed Rent and Additional Rent shall continue to be payable in all events unless the obligations to pay the same shall be terminated and/or abated pursuant to an express provision of this Lease.


                                      ARTICLE VI

                                  Use of the Premises
                                  -------------------

                       6.1  Tenant may use the Premises for any lawful

             purpose, so long as the use is not reasonably objectionable to Landlord and provided further that said use does not

             interfere with Landlord's use.

                       6.2  Tenant shall not use or suffer or permit the

             Premises, or any part thereof, to be used or occupied, in

             any way that would (i) violate any Legal Requirements or

             Insurance Requirements, (ii) make void or voidable or make it impossible to obtain, any insurance coverage required to be maintained hereunder, (iii) diminish or tend to diminish the economic value of the Premises or any part thereof or

             (iv) constitute a public or private nuisance or waste.

             Except as provided in Article XXX, nothing contained in this

             Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted Tenant any

             right, power, privilege or permission to do or fail to do

             any act or to make any agreement that may create or give

             rise to any right, lien, charge or other encumbrance upon

             the estate of Landlord in the Premises.


                                      ARTICLE VII

                               Condition of the Premises
                               -------------------------

                       7.1  Tenant acknowledges that (a) the Premises

             including, without limitation, the Fixtures and all

             Improvements erected thereon as of the date of this Lease

             and all surface and subsurface conditions have been

             inspected by Tenant or by Tenant's duly authorized

             representatives and that Tenant is fully familiar with the physical condition thereof; (b) the Premises have been

             leased by Tenant as the result of such inspection and not in reliance upon any representations or warranties by Landlord or anyone acting or purporting to act for or on behalf of

             Landlord; (c) Landlord has neither made nor does hereby make any representations or warranties with respect to the

             physical condition of the Premises, the state of repair or condition of the Fixtures or the Improvements or the fitness or availability thereof for any particular use, the status of the title to the Premises, the actual or projected costs or expenses of operating the Premises, or any other matter or thing relating to the Premises or the use or occupancy

             thereof, and Tenant agrees to and does hereby accept the

             same "as is" on the date of this Lease and without any

             liability or obligation on the part of Landlord for any

             latent or other defects therein or otherwise.


                                     ARTICLE VIII

                       Maintenance and Repair; Mechanic's Liens;
                           Encroachments; Restrictions, Etc.
                       -----------------------------------------

                       8.1  Tenant assumes all responsibility for the

             repair, operation, maintenance and management of the

             Premises during the Term, and at its sole cost and expense,

             shall put, keep and maintain the Premises and all sidewalks,

             driveways and curbs adjacent or appurtenant thereto in a

             safe, clean and orderly condition, free of snow, ice, debris and other accumulations and in good order and repair; and

             Tenant agrees promptly to make or cause to be made all

             necessary and appropriate repairs and replacements thereto of every kind and nature, whether ordinary or extraordinary,

             foreseen or unforeseen.  All repairs and replacements shall,

             to the extent possible, be at least equivalent in quality and workmanship to the condition of the Premises as of the

             Commencement Date.  In any event, Tenant shall have the

             right, at any time and from time to time, to remove and

             dispose of Fixtures which may become obsolete or unfit for use or which are no longer useful in the operation of the

             Building in which case Tenant shall promptly replace the

             same with other Fixtures, not necessarily of the same

             character but of at least equal utility and value.

             Immediately upon the installation of such Fixtures, title to such Fixtures shall be vested in Landlord.  Tenant shall

             have the right to sell or otherwise dispose of any Fixtures which it is required to replace or elects to replace

             pursuant to the provisions of this Section and may retain as its sole property the proceeds of any such sale or

             disposition.  Tenant shall at all times keep the Premises

             free from all rubbish, refuse, waste and garbage and the

             same shall be collected by Tenant and stored for disposal in appropriate and sanitary containers in such a manner as to at no time appear unsightly or conspicuous.  Tenant

             covenants that in performing any repairs or replacements to the Premises it will observe and perform, insofar as the

             nature of such repairs and replacements makes such

             observation and performance appropriate, the conditions and requirements relating to Alterations set forth in

             Section 10.1.

                       8.2  If any mechanic's or materialman's lien or

             claim of lien shall at any time be filed against the

             Premises or any part thereof or against Landlord's or

             Tenant's respective interests therein as a result of any

             labor performed or materials or services furnished, or

             claimed to have been performed or furnished to or on behalf or Tenant or any occupants of the Premises or their

             contractors, Tenant, at its sole cost and expense, shall

             cause the same to be vacated and discharged of record within sixty days after the filing thereof, by bond or otherwise,

             at Tenant's sole cost and expense, subject to Tenant's

             rights to contest the same pursuant to Section 16.1 hereof.


                                      ARTICLE IX

                                      Alterations
                                      -----------

                       9.1  If not in default, Tenant may from time to

             time, at its sole cost and expense, make non-structural

             alterations, additions or improvements to the Improvements or Fixtures or any part thereof or replacements to the same

             (collectively, "Alterations"), provided that Tenant shall

             not be permitted to make any Alterations which will affect building systems.  In each instance where the reasonably

             estimated cost of the Alterations exceeds $10,000.00, as

             estimated by Tenant's representative who shall be a licensed architect designated by Tenant and approved by Landlord

             (which approval will not be unreasonably withheld or

             delayed), Tenant shall have secured the prior consent of

             Landlord thereto, which consent shall not be unreasonably

             withheld or delayed if, in Landlord's reasonable opinion,

             such proposed Alterations will not (a) make void or voidable the insurance required to be maintained pursuant to the provisions of Section 12.1, (b) violate any Legal

             Requirements and/or insurance requirements or (c) reduce the economic value of the Premises or Improvements.  The

             reasonable cost and expense of reviewing plans and

             specifications, shall be paid by Tenant to Landlord, on

             demand, as Additional Rent.  All Alterations shall be

             performed expeditiously, in good and workmanlike manner and in compliance with all Legal Requirements and insurance

             requirements applicable thereto and if the reasonably

             estimated cost of such Alterations shall exceed $25,000 as estimated by the above mentioned architect the same shall be effected under the supervision of such architect and in

             compliance with plans and specifications approved, which

             approval shall not be unreasonably withheld or delayed, by

             Landlord.  Tenant shall procure and pay for all permits,

             licenses, certificates or other governmental approvals that may be required for such Alterations and the use and

             occupancy of the Improvements, as altered, and Tenant shall promptly pay or cause to be paid all costs and expenses

             relating to such Alterations.  During the performance of any

             Alterations, Landlord and its agents and representatives

             may, from time to time, inspect the Improvements and

             Landlord shall be furnished with all plans and

             specifications (both as planned and "as built") and shop

             drawings relating to such Alterations, at no cost to

             Landlord.  In addition to the insurance to be maintained by

             Tenant pursuant to the provisions of Section 12.1, during

             any period in which Alterations shall be in progress, Tenant shall maintain fire insurance with extended coverage

             endorsements in builder's risk completed value nonreporting form.  All Alterations shall be the property of Landlord and shall be part of the Premises.


                                       ARTICLE X

                                      Impositions
                                      -----------

                       10.1  Except as provided for in Article XXXV

             hereof, the Landlord shall be obligated for all Impositions as herein defined.


                                      ARTICLE XI

                                       Insurance
                                       ---------

                       11.1  During the Term, Landlord agrees to secure

             and maintain in force, at its sole cost and expense, for the benefit of Landlord and Tenant (and, as required, any

             Mortgagee) insurance covering the Premises, including the

             Improvements and Fixtures (a) fire, with extended coverage,

             vandalism and malicious mischief endorsements in an amount not less than 100% of the then full insurable value (actual replacement value of the Improvements and Fixtures without deduction for physical depreciation but excluding costs of excavation, (b) comprehensive general public liability

             insurance against claims for bodily injury, death and

             property damage occurring in or about the Premises with a

             personal injury endorsement, such insurance to afford minimum protection of $1,000,000.00 with respect to injury or death resulting from any one occurrence, and $500,000.00 with respect to property damage arising out of any one

             occurrence, and (c) such other insurance and in such amounts as may from time to time reasonably be required by Landlord against other insurable hazards as are customarily obtain-

             able and carried by prudent owners and tenants of similar

             properties.

                       11.2  All policies of insurance to be carried

             pursuant to Section 11.1, other than worker's compensation and other required statutory forms of insurance covering

             Tenant's employees, shall name as insureds thereunder,

             Landlord, Tenant and any Mortgagee, as their respective

             interests may appear, and, except for public liability

             insurance, shall contain a standard non-contributory

             mortgagee endorsement in favor of each Mortgagee and such

             insurance shall provide (a) that no cancellation or material alteration thereof shall be effective until at least thirty days after receipt of notice thereof by Landlord and any

             Mortgagee; and (b) that no act or omission of Landlord, any

             Mortgagee or Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss

             sustained with respect to the coverage thereof.  Any rent

             insurance proceeds provided by Landlord shall be applied on account the Fixed Rent and Additional Rent for the period in respect of which such insurance shall be collected.  Tenant shall have sole responsibility for the care, custody, control and insuring of the Improvements and all Tenant's

             Equipment and may insure the same against such risks and in such amounts as Tenant may designate and Landlord shall have no rights or interest in such insurance or the proceeds

             thereof.  Landlord shall have no responsibility with respect to any loss or damage to the Improvements or Tenant's

             Equipment.

                       11.3  Except as provided in Article XXX hereof,

             all premiums for policies of insurance referred to in

             Section 12.1 shall be paid by Landlord to the insurance

             carrier.  On or before the Commencement Date, Landlord shall deliver to Tenant, certificates or duplicates of such

             insurance policies and Landlord shall deliver policies or

             certificates with respect to renewal or replacement policies to Tenant and any Mortgagee, as required, not less than

             thirty days prior to the expiration of the original

             policies, or succeeding renewals, as the case may be,

             together with receipts or other evidence that the premiums thereon have been paid for at least one year in advance.

             Premiums on policies shall not be financed in any manner

             which requires such policies to be pledged to any lender.

             All insurance provided for in this Article XII shall be

             effected under valid and enforceable policies issued by

             insurers of recognized responsibility which are licensed to do business in the State of Connecticut.

                       11.4  In respect of any property owned by Tenant

             or anyone claiming under Tenant located in, at or upon the

             Premises, Tenant hereby releases Landlord from and all

             liability or responsibility to it or anyone claiming by,

             through or under it by way of subrogation or otherwise, for any loss or damage thereto.  Tenant shall not carry separate or additional insurance, concurrent in form or contributing,

             in the event of any loss or damage to the Premises, with any insurance required by this Article unless such separate or additional insurance shall comply with this Article.  Tenant may not effect any insurance coverage under this Article XII under a policy or policies of blanket insurance.

                       11.5  Tenant shall have the right, upon Landlord's

             failure to obtain the insurance policies required hereunder,

             to obtain such insurance policies at the sole expense of

             Tenant, which cost shall be payable by Landlord immediately.

                       11.6  If Tenant elects to obtain his own

             insurance, then each party agrees to use its best efforts to include in each of it insurance policies (and, with respect to any Tenant's Equipment in the Premises, in the insurance policies covering such Tenant's Equipment carried by Tenant or the lessors of such Tenant's Equipment) against loss,

             damage or destruction by fire or other insured casualty a

             waiver of the insurer's right of subrogation against the

             other party, or if such waiver should be unobtainable or

             unenforceable (a) an express agreement that such policy

             shall not be invalidated if the insured waives or has waived before the casualty the right of recovery against any party responsible for a casualty covered by the policy, or (b) any other form of permission for the release of the other party.

             If such waiver, agreement or permission shall not be, or

             shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party

             promptly after learning thereof.  In such case, if the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver, agreement or permission shall

             (if obtainable) be included in the policy.

                       11.7  Landlord and Tenant each agrees that it will

             cooperate with the other, to such extent as such other party may reasonable require, in connection with the prosecution or defense of any action or proceeding arising out of, or or the collection of any insurance monies that may be due in

             the event of, any loss or damage, and that they will execute and deliver to such other parties such instruments as may be required to facilitate the recovery of any insurance monies.


                                      ARTICLE XII

                                   Utility Services
                                   ----------------

                       12.1  Except as provided in Article XXXV hereof,

             Landlord shall pay or cause to be paid all charges for

             electricity, power, gas, water, steam, garbage, waste and

             refuse collection, telephone, fuel oil and other utilities used in connection with the Premises and the Improvements.

                                     ARTICLE XIII

                     Legal Requirements and Insurance Requirements
                     ---------------------------------------------


                       13.1  Subject to the provisions of Section 16.1,

             Tenant shall, at its sole cost and expense, promptly

             (a) comply with all Legal Requirements and Insurance

             Requirements now or hereafter in force, whether or not

             requiring replacements, repairs, modifications, or

             alterations in or to all or any part of the Premises, and

             (b) procure, maintain and comply with all licenses, permits and other authorizations required for any use of the

             Premises then being made.


                                      ARTICLE XIV

                                     Encumbrances
                                     ------------

                       14.1  Subject to the provisions of Section 16.1,

             Tenant shall not directly or indirectly create or allow to remain and shall promptly vacate and discharge of record, at its expense, any mortgage, lien, encumbrance, attachment,

             levy, claim, title retention or security agreement or charge upon the Premises, this Lease, the leasehold estate created hereby or the Fixed Rent except (a) this Lease, (b) any

             Fixed Mortgage, (c) restrictions, liens, charges, tenancies and other encumbrances affecting the Premises on the date

             hereof or which are hereafter consented to in writing by

             Landlord, Tenant and any Mortgagee as required, (d) liens

             for Impositions so long as the same are not yet payable or are payable without the addition of any fine, penalty or

             interest, and (e) any other matter expressly permitted under this Lease.

                                      ARTICLE XV

                                  Permitted Contests
                                  ------------------

                       15.1  Landlord, at its expense, may contest, by

             appropriate legal proceedings conducted in good faith and

             with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement,

             Insurance Requirement, lien or encumbrance.


                                      ARTICLE XVI

                          Improvements and Tenant's Equipment
                          -----------------------------------

                       16.1  Tenant, at its expense, may install or place

             or cause to be installed or placed in or on the Improve-

             ments, and remove and substitute or cause to be removed and substituted, any items of Tenant's Equipment provided that the installation of such equipment will not adversely affect the Improvements nor interfere with the building systems,

             and Tenant shall remove or cause to be removed the same upon the expiration or sooner termination of this Lease.  All of

             Tenant's Equipment shall be and remain the property of

             Tenant; provided however, that any of Tenant's Equipment not removed within thirty (30) days after the expiration or

             sooner termination of this Lease shall be deemed abandoned and may be appropriated, sold, destroyed or otherwise

             disposed of by Landlord without notice to Tenant and without any obligation to account therefor and Landlord shall not be responsible for any loss or damage to Tenant's Equipment.

             After the expiration of this Lease, Tenant shall be per-

             mitted to remove Tenant's Equipment during the ten (10) day period following such expiration, upon paying Fixed Rent or

             Additional Rent during such ten (10) day period.  Tenant

             shall pay, as Additional Rent, all costs and expenses

             incurred by Landlord in removing, storing or disposing of

             Tenant's Equipment, and Tenant shall repair at its expense all damage to the Premises caused by the removal of Tenant's

             Equipment, whether effected by Tenant or Landlord.  Tenant's obligations in respect to the provisions of this Sec-

             tion 17.1 shall survive the expiration or sooner termination of this Lease.


                                     ARTICLE XVII

                                 Damage or Destruction
                                 ---------------------

                       17.1  Tenant shall promptly give Landlord and any

             Mortgagee notice of any damage or destruction to the

             Premises or any part thereof by fire or other casualty.  In case of fire or other casualty, resulting in any damage or destruction to the Improvements or any part thereof or any part of the Premises, Tenant shall restore, repair, replace and rebuild the same as nearly as possible to its condition and quality immediately prior to such damage or destruction.

             Tenant's obligation to restore, repair, replace and rebuild the Improvements shall not be limited to the amount of the insurance proceeds paid to Tenant.  If the insurance

             proceeds received in respect of any damage or destruction

             less any cost of recovery, are insufficient to pay the

             entire hard and soft costs of such restoration, repairs,

             replacement or rebuilding, Tenant shall contribute an amount equal to such deficiency, and the insurance proceeds received in respect of such damage or destruction shall not be paid until Tenant has expended for restoration or

             deposited with Landlord an amount equal to such deficiency.

                       17.2  Notwithstanding anything contained to the

             contrary in this Lease, in the event that (a) all or

             substantially all of the Improvements shall be damaged or

             destroyed by fire or other casualty at any time during the last year of the Term, and (b) the cost of repairing,

             rebuilding, replacing or restoring the same would exceed

             $500,000 and the necessary Work would take more than six

             months to perform (as estimated in writing by Landlord's

             architect or licensed engineer, which estimate shall be

             delivered to Tenant within fifty (50) days after the date

             that such damage or destruction occurs), then, in such case,

             Landlord may elect to terminate this Lease by giving not

             less than thirty (30) days' notice thereof to Tenant,

             provided and upon condition that such notice of termination is given within sixty (60) days after the date that such

             damage or destruction occurs, and at least seven (7) days

             after the delivery to Tenant or said architect's of

             engineer's certificate.

                       If Landlord shall effectively elect to terminate

             this Lease as provided above in this Section, then (1) the

             Lease shall terminate and expire on the date set forth in

             such notice of termination, (2) the Fixed Rent and

             Additional Rent and all other charges provided to be paid by tenant shall be paid to the Expiration Date, (3) Tenant shall not be required to repair the damage or destruction,

             and (4) all the insurance monies arising out of such damage and destruction shall be paid to and be the sole property of

             Landlord subject to the rights to any Fee Mortgagee.

                       17.3  Tenant agrees that, notwithstanding the

             provisions of any statute now or hereafter in force to the contrary, this Lease will not terminate and Tenant will not be relieved of or from the obligations to pay, in whole or in part, the Basic Rent or any Additional Rent or the

             obligation to perform the other covenants and obligations to be performed by Tenant hereunder, in case of any damage to or destruction of the Premises.

                       17.4  If Landlord so requires, all sums

             representing the proceeds of any fire or other casualty

             insurance or the proceeds of any Taking (hereinafter

             collectively referred to as "Deposited Sums") will be

             deposited with the Landlord and said sums shall be disbursed upon receipt by Landlord (or Mortgagee) of the following:

                            (a)  A certificate signed by a licensed

             architect or engineer selected by Tenant who shall be

             satisfactory to Landlord and also signed by Tenant, dated

             not more than thirty (30) days prior to the application for such disbursement, setting forth in substance the following:

                                 (i)  That the sum then requested to be

             disbursed either has been paid by Tenant and/or is justly

             due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered and furnished certain labor and materials for the work and giving a brief description of

             such services and materials and the principal subdivisions or categories thereof and the several amounts so paid or due to each of said persons in respect hereof, and stating the progress of the work up to the date of said certificate;

                                 (ii)  That the sum then requested to be

             disbursed, plus all sums previously disbursed, does not

             exceed the cost of the work in so far as actually

             accomplished up to the date of such certificate, and that

             the balance of the Deposited Sums will be sufficient to pay in full for the completion of the work, or Landlord shall

             have received other assurances reasonably satisfactory to it of payment in full for completion thereof;

                                 (iii)  That no part of the cost of the

             services and materials described in the foregoing clause (i)

             of this paragraph (a), in any previous or then pending

             application, has been previously the basis for the

             disbursement of any part of the Deposited Sums or has been paid out of insurance moneys not required to be paid to

             Landlord (or Mortgagee) and

                                 (iv)   That except for the amounts, if any,

             stated in said certificate pursuant to the foregoing

             clause (i) of this paragraph (a) to be due for services or materials, there is no outstanding indebtedness known to the person signing the certificate, after due inquiry, which is then due and payable for work, labor, services and materials in connection with the work to be performed by Tenant, which if unpaid, might become the basis of a vendor's, mechanic's,

             laborer's or materialmen's statutory or similar lien upon

             Tenant's leasehold estate or Tenant's or Landlord's interest in the Premises or any part thereof.

                            (b)  A certificate signed by Tenant, dated

             not more than thirty (30) days prior to the application for such disbursement, setting forth in substance that, to the best knowledge of Tenant, after due inquiry,

                                 (i)  All materials and all property

             described in the certificate furnished pursuant to

             clause (i) of the foregoing paragraph (a) and every part

             thereof, are free and clear of all liens and encumbrances,

             except such as may secure indebtedness due to persons (whose names and addresses and the several amounts due them shall be stated) specified in said certificate, which liens and

             encumbrances will be discharged upon payment of such

             indebtedness and encumbrances to which this Lease is

             subject; and

                                 (ii)  That no Event of Default has

             occurred which has not been remedied.

                            (c)  An official search, a certificate or

             title company or other evidence reasonably satisfactory to

             Landlord showing that there has not been filed against

             Tenant's leasehold estate or Tenant's or Landlord's interest in the Premises or any part thereof any vendor's, mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged upon payment of the

             amount then requested to be disbursed.

                       Upon compliance with the foregoing provisions

             Landlord (or Mortgagee) shall, out of the Deposited Sums,

             disburse to the persons named in the certificate pursuant to the foregoing clause (i) of paragraph (a) the respective

             amounts stated in said certificate to be due to them and/or shall disburse to Tenant the amount stated in said

             certificate to have been paid by Tenant.

                       At any time after the completion in full of the

             work, the whole balance of the Deposited Sums not thereof

             disbursed pursuant to the foregoing provisions of this

             Section shall be disbursed to Tenant, upon receipt by

             Landlord (or Mortgagee) of (a) a certificate signed by

             Tenant, dated not more than thirty (30) days prior to the

             application for such disbursement, setting forth in

             substance the following to the best knowledge of Tenant,

             after due inquiry, (i) that the work to be performed has

             been completed in full; (ii) that all amounts which Tenant is or may be entitled to have disbursed under the foregoing provisions of this Section on account of services rendered or materials furnished in connection with the work have been disbursed under said provisions; (iii) that all amounts for whose payment Tenant is or may become liable in respect of the work to be performed have been paid in full; and

             (iv) that no Event of Default has occurred which has not been remedied and either (b) an official search or certificate of a title company reasonably satisfactory to

             Landlord showing that there has not been filed with respect to Tenant's leasehold estate or Tenant's or Landlord's

             interest in the Premises or any part thereof, any vendor's,

             mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged of record and the time to file any such lien shall have elapsed or (c) valid and

             enforceable waivers of liens from each contractor and

             subcontractor.

                       If an Event of Default shall have occurred and be

             continuing prior to the disbursement of the Deposited Sums or any part thereof, Landlord shall have no further

             obligation to disburse any of the Deposited Sums to Tenant as herein provided.


                                    Article  XVIII

                                     Condemnation
                                     ------------

                       18.1  Landlord shall promptly give Tenant notice

             of any Taking.

                       18.2  In the event of a total Taking (or, in the

             event of any other Taking, if the Premises is no longer an economically useful unit and Tenant so notifies Landlord

             within thirty (30) days after such Taking), this Lease and the Term and all right, title and interest of Tenant

             hereunder shall terminate on the date of such Taking, and

             the Fixed Rent and the Additional Rent shall be apportioned and paid up to such date.

                       18.3  If at any time during the Term there shall

             occur a Taking (other than a Taking for a temporary use) of less than all or a substantial part of the Premises, this

             Lease shall not terminate except in respect of the portion of the Premises taken and a just proportion of the Fixed

             Rent, according to the extent and nature of such Taking,

             shall abate for the remainder of the Term; such abatement to be effective as of the date of the determination thereof.

                       18.4  If any Taking described in Sections 18.2 or

             18.3 shall occur, then, notwithstanding the termination of this Lease with respect to the whole or a part of the

             Premises, as the case may be, Tenant shall be entitled to

             receive that portion of any award or damages for such Taking as is attributable to:  (a) Tenant's leasehold interest in the Premises as would have existed through the Expiration

             Date had such Taking not occurred; and (b) Tenant's

             Equipment.

                       18.5  In case of a Taking for a temporary use,

             there shall be no termination, cancellation or modification of this Lease, and Tenant shall continue to perform and

             comply with all of its obligations under this Lease (except as such performance and such compliance may be rendered

             impossible by reason of such Taking) and Tenant shall in no event be relieved of its obligations to pay punctually all

             Fixed Rent and Additional Rent.  Unless a Default shall have occurred and then be continuing or if such Taking shall

             extend beyond the Expiration Date, Tenant shall have the right and power, and is hereby irrevocably authorized and empowered, to file and prosecute all claims for the award of damages as a result of a Taking for a temporary use.

                       18.6  Tenant agrees and represents that it will

             take all actions with respect to the Premises within its

             control to avoid a Taking, and Tenant hereby grants Landlord an irrevocable power of attorney, coupled with an interest,

             to take any and all actions Landlord deems appropriate to

             contest or avoid any Taking.


                                      ARTICLE XIX

                               Assignment and Subletting
                               -------------------------

                       19.1  Subject to and conditioned upon compliance

             with all the terms and conditions of this Article 19,

             Landlord, upon the giving of 10 days' prior written notice by Tenant, hereby consents to (a) an assignment of this

             Lease to a corporation or any other business entity which

             controls, is controlled by, or is under common control with

             Tenant (hereinafter referred to as a "related corporation"),

             or to a successor corporation (as hereinafter defined), or

             (b) a subletting of all or a portion of the Premises for any of the purposes permitted to Tenant, subject however, to

             compliance with Tenant's obligations under this Lease and

             provided that (a) Tenant shall not be in default beyond any applicable grace period in any of the terms of this Lease,

             (b) prior to such subletting or assignment Tenant furnishes

             Landlord with the name of any such proposed subtenant; and

             (c) in the case of assignment or subletting in the reasonable judgment of Landlord the proposed subtenant or assignee is of a character consistent with the standards of a Landlord for tenants in the Building and the uses that

             would be made by such subtenant do not interfere with and

             are not reasonably objectional to the Landlord.  Any

             subletting shall not be deemed to vest in any such subtenant any right or interest in this Lease or in the Premises nor shall it relieve, release, impair or discharge any of the

             Tenant's obligations hereunder.  For the purposes hereof,

             "control" shall be deemed to mean ownership of not less than

             50% of all of the voting stock of such corporation or not

             less than 50% of all of the equitable and legal interest in any other business entities.

                       19.2  A "successor corporation," as used in this

             Article 19 shall mean (a) a corporation into which or with which Tenant, its corporate successors and assigns, is

             merged or consolidated, in accordance with applicable

             statutory provisions relating to the merger or consolidation of corporations, provided that by operation of law or by

             effective provisions contained in the instruments of merger or consolidation, or (b) a corporation acquiring this Lease and the Term and the estate hereby granted, the goodwill and all or substantially all of the other property and assets

             (other than capital stock of such acquiring corporation) of

             Tenant, its corporate successors or assigns, and assuming

             all or substantially all of the liabilities of Tenant, its corporate successors and assigns, or (c) any corporate successor to a successor corporation becoming such by either of the methods described in subdivisions (a) and (b) above;

             provided that, (i) such merger or consolidation, or such

             acquisition and assumption, as the case may be, is for a

             good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and

             (ii) the corporation surviving such merger or created by

             such consolidation or acquiring such assets and assuming

             such liabilities, as the case may be, shall have assets,

             capitalization and a net worth, as determined in accordance with generally accepted accounting principles, and certifi-

             cations to Landlord by an independent certified public

             accountant, at least equal to the assets, capitalization and net worth, similarly determined, of Tenant at the beginning of the Term or immediately prior to such merger or consoli-

             dation or such acquisition or assumption, as the case may

             be, whichever is the greater.  The acquisition by Tenant,

             its corporate successors or assigns, of all or substantially all of the assets, together with the assumption of all or

             substantially all of the obligations and liabilities of any corporation, shall be deemed to be a merger for the purposes of this Article.  Upon the delivery to Landlord by any

             successor corporation to whom this Lease may be and is

             assigned or transferred with the consent of Landlord

             pursuant to the provisions of this Section, of the current balance sheet of such successor corporation, certified by

             its chief financial officer or a certified public accoun-tant, together with the agreement of such corporation to assume all of the terms of this Lease to be performed by

             Tenant, and to be bound thereby, the corporation so

             assigning or transferring this Lease shall thereafter be

             released and discharged from any obligations thereafter

             arising under this Lease.

                       19.3  Except as provided in Paragraph 19.1 herein,

             neither this Lease nor any part nor the interest of Tenant in any sublease or the rentals thereunder, shall, by opera-

             tion of law or otherwise, be assigned, mortgaged, pledged,

             encumbered or otherwise transferred by Tenant, Tenant's

             legal representatives or successors in interest and neither the Premises, nor any part thereof, nor any Tenant's Equip-

             ment shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet or be used or occupied for desk space or for mailing privileges by anyone other

             than Tenant, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed, pro-

             vided the conditions set forth in Section 19.7 herein have been satisfied.

                       19.4  For purposes of this Article 19, (i) the

             issuance of interests in Tenant or any subtenant (whether

             stock or partnership interest or otherwise) to any person or group of related persons, whether in a single transaction or a series of related or unrelated transactions, such that

             following such issuance such person or group shall have control of Tenant or subtenant shall be deemed an assignment of this Lease or such sublease, as the case may be, (ii) a transfer of more than 50% in interest of Tenant or any sub-

             tenant (whether stock or partnership interest or otherwise)

             by any party or parties in interest whether in a single

             transaction or a series of related or unrelated transactions shall be deemed an assignment of this Lease, or such sub-

             lease except that the transfer of the outstanding capital

             stock of any corporate Tenant or subtenant, by persons or

             parties (other than persons or parties owning 50% or more of the voting stock of such corporation) through the "over-the-

             counter" market or any recognized national securities

             exchange, shall not be included in the calculation of such

             50%, (iii) a take-over agreement shall be deemed an assign-

             ment of this Lease, (iv) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the

             provisions of this Article 19, and (v) a modification,

             amendment or extension of a sublease shall be deemed a

             sublease.  Any assignment or sublease by Tenant in contra-

             vention of this Article 19 shall be void.  For the purposes of clause (ii) of the preceding sentence, stock ownership

             shall be determined in accordance with principles set forth in Section 544 of the Internal Revenue Code of 1954, as the

             same existed on August 16, 1954.  If Tenant shall assign

             this Lease or sublet the Premises or a portion thereof in

             accordance with this Article 19, any such assignee or sub-tenant may use the Premises for executive and administrative offices in connection with such assignee's or sublessee's

             business, provided such use does not conflict with any Legal

             Requirement, Insurance Requirement or any of the other terms of this Lease.

                       19.5  If this Lease is assigned, whether or not in

             violation of the terms of this Lease, Landlord may collect rent from the assignee.  If the Premises or any part thereof be sublet or be used or occupied by anybody other than

             Tenant, Landlord may, after default by Tenant, collect rent from the subtenant or occupant.  In either event, Landlord may apply the net amount collected to the rent herein

             reserved.  The consent by Landlord to an assignment, trans-

             fer, encumbering or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve

             Tenant from obtaining the express prior consent of Landlord to any other or further assignment, transfer, encumbering or subletting.  References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under

             Tenant, immediately or remotely.  The listing of any name

             other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or other-

             wise, shall not vest in the person so named any right or

             interest in this Lease or the Premises, or constitute any

             consent of Landlord required under this Article, and any such listing shall constitute a privilege extended by Land-

             lord, revocable at Landlord's will by notice to Tenant.

             Tenant agrees to pay to Landlord a reasonable processing fee

             (including reasonable attorneys' fees and disbursements

             incurred by Landlord) in connection with any proposed

             assignments or sublettings.  Neither any assignment of this

             Lease or any proposed subletting of the Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any such rent as provided in this Article shall be deemed a waiver of any of the provisions of Sec-

             tion 20.1 or relieve, impair, release or discharge Tenant of its obligations fully to perform the terms of this Lease on

             Tenant's part to be performed and Tenant shall remain fully liable therefor.

                       19.6  Notwithstanding anything contained in

             Section 19.3 to the contrary, but subject to the rights of

             Tenant under Section 19.1, if Tenant desires to sublet all or any part of the Premises or to assign its interest in

             this Lease, Tenant

                            (a)  shall submit to Landlord the name and

             address of the proposed subtenant or assignee, a reasonably detailed description of such person's business, reasonably detailed character and financial references for such person

             (including its most recent balance sheet and income

             statements certified by its chief financial officer or

             certified public accountant), and, a certification by Tenant that this Lease and Tenant's property are free of all liens and encumbrances and any other information reasonably

             requested by Landlord; and

                            (b)  shall submit to Landlord (i) a conformed

             or photostatic copy of the proposed assignment or sublease,

             which agreements shall be conditioned on Landlord's consent thereto and (ii) an agreement by Tenant to indemnify Land-

             lord against liability resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assign-

             ment or sublease.

                       19.7  Landlord's consent to a subletting or

             assignment as required under Section 19.3 shall not be

             unreasonably withheld, provided that all of the following

             conditions have been satisfied:

                            (a)  In the reasonable judgment of Landlord

             the proposed subtenant or assignee is of a character and

             financial worth consistent with the standards of Landlord in those respects for the Building, and the nature of the pro-

             posed subtenant's or assignee's business and its reputation is consistent with the character of the Building and its

             tenancies;

                            (b)  The purposes for which the proposed

             subtenant or assignee intends to use the Premises or the

             applicable portion thereof are uses expressly permitted by and not prohibited by this Lease or by any other lease in the Building;

                            (c)  Tenant shall not (i) advertise or

             publicize in any way the availability of all or part of the

             Premises without Landlord's consent, which shall not be

             unreasonably withheld, and no advertisement shall state the name or the address of the Building or the proposed rental;

                            (d)  The proposed occupancy shall not impose

             a material extra burden upon the Building equipment or

             Building services;

                            (e)  The proposed sublease shall be expressly

             subject and subordinate to all of the provisions of this

             Lease;

                            (f)  Tenant shall not be in default in the

             performance of any of its obligations under this Lease

             either at the time Landlord's consent to such subletting or assignment is requested or at the commencement of the term of any proposed sublease or upon the effective date of any such assignment;

                            (g)  Tenant shall reimburse Landlord for any

             reasonable costs that may be incurred by Landlord in connec-

             tion with said sublease or assignment, including the costs of making investigations as to the acceptability of a pro-

             posed subtenant or assignee;

                            (h)  The proposed subtenant or assignee shall

             not be entitled, directly or indirectly, to diplomatic or

             sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, the State of Connecticut;

                            (i)  The proposed subtenant or assignee shall

             not be a person then negotiating with Landlord or Landlord's agent (either directly or through a broker) for the rental of any space in the Building;

                            (j)  In the case of a subletting of a portion

             of the Premises the space proposed to be sublet shall be

             regular in shape and suitable for normal renting purposes;

             and

                            (k)  The proposed subtenant or assignee shall

             have no further right to sublet or assign.

                       19.8  With respect to each and every sublease or

             subletting or assignment authorized by the provisions of

             this Section, it is further agreed and understood between

             Landlord and Tenant as follows:

                            (a)  No subletting shall be for a term ending

             later than one day prior to the Expiration Date and that

             part, if any, of the proposed term of any sublease or any

             renewal or extension thereof which shall extend beyond a

             date one day prior to the Expiration Date or the sooner

             termination of the Term, is hereby deemed to be a nullity;

             and

                            (b)  There shall be delivered to Landlord,

             within 10 days after the commencement of the term of the

             proposed sublease, notice of such commencement, or in the case of an assignment, notice of the effectiveness of such assignment.

                       19.9  If Landlord shall recover or come into

             possession of the Premises before the date herein fixed for the termination of this Lease, Landlord shall have the

             right, but not the obligation, to take over any sublease

             made by Tenant and to succeed to all the rights of Tenant

             thereunder, Tenant hereby assigning (effective as of the

             date of Landlord's succession to Tenant's estate in the

             Premises) such subleases as Landlord may elect to take over.

             Every subletting hereunder shall be subject to the condition that, from and after the termination of this Lease or

             re-entry by Landlord hereunder or other succession by Land-

             lord to Tenant's estate in the Premises, the subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term thereof and shall attorn to and recognize Landlord, as its landlord,

             under all of the then executory terms of such sublease,

             except that Landlord shall not (i) be liable for any pre-

             vious act, omission or negligence of Tenant under such

             sublease, (ii) be subject to any counterclaim, defense or

             offset not expressly provided for in such sublease, which

             theretofore accrued to such subtenant against Tenant,

             (iii) be bound by any previous modification or amendment of such sublease or by any previous prepayment of more than one month's rent and additional rent which shall be payable as provided in the sublease, unless such modification or prepayment shall have been approved in writing by Landlord,

             (iv) be obligated to perform any repairs or other work in

             the subleased space beyond Landlord's obligations under this

             Lease.  Each subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment.

                       19.10  Any attempt by Tenant to sublease the whole

             or any part of the Premises or to assign this Lease except as permitted under this Article shall be null and void and of no force or effect.

                       19.11  In the event that Tenant has sublet all or

             a portion of the demised premises and Landlord exercises its right to purchase this Lease Agreement in accordance with

             the provisions of Article 33 hereof and requires that said conveyance be free of any tenancies therein, notwithstanding anything to the contrary set forth herein, Tenant, at his

             sole cost and expense, within 60 days of written notice from

             Landlord, shall perform whatever act(s) as may be necessary to insure that the proposed lease purchase is free from all tenancies.  Accordingly, any proposed subtenancy by Tenant shall contain a distinct reference to this right of termina-

             tion at any time without cause should the option to purchase be exercised.


                                      ARTICLE XX

                                   Tenant's Default
                                   ----------------

                       20.1  If any of the following events (individu-

             ally, an "Event of Default") shall occur:  (a) if Tenant

             shall default in the payment of any item of Fixed Rent and such default shall continue for ten (10) days after notice to Tenant; (b) if Tenant shall default in the payment of any financial charge, if any, when due for ten (10) days; or

             (c) if this Lease shall be assigned or the Premises be

             sublet, without Tenant having obtained Landlord's express

             prior consent; or (d) if Tenant shall default in the obser-

             vance of any of the other terms, covenants, conditions or

             agreements of this Lease and such default shall not be cured within twenty (20) days after Landlord has given Tenant

             notice of such default, provided that in the event the same cannot be reasonably cured within twenty (20) days, then

             provided Tenant shall have commenced within such twenty (20)

             day period to attempt to cure the Default and proceeded with due diligence until completion to cure, then, upon the

             happening of any one or more Events of Default, Landlord

             may, at its option, terminate this Lease by giving to Tenant not less than five (5) days' notice of Landlord's intention to terminate this Lease because of the occurrence of any

             such Event of Default, and upon the date set forth in such termination notice, this Lease and the Term shall cease,

             terminate and come to an end, with the same force and effect as though the date so specified was the date herein fixed as the Expiration Date, but Tenant shall remain liable to Land-

             lord as hereinafter set forth. Landlord shall also in any of such events, in addition to and not in limitation of any other right or remedy, have the right to re-enter the Prem-

             ises without being liable for any prosecution therefor, and to repossess and enjoy the same and to remove Tenant and any and all persons claiming through or under Tenant and remove their property therefrom, by any suitable action or proceed-

             ing prescribed by law (including summary proceedings).

                       20.2  (a)  In the event Tenant is dispossessed

             from the Premises by summary proceedings or otherwise, or

             Landlord regains possession of the Premises, or in case this

             Lease shall be terminated by reason of any Event of Default or shall terminate by reason of any of the events set forth in Section 21.5, then Tenant shall, nevertheless, remain

             liable to Landlord in an amount equal to all Fixed Rent and

             Additional Rent herein reserved for the balance of the Term,

             or the period that would have constituted the balance of the

             Term had this Lease not been terminated as aforesaid; and

             Landlord may rebuild, repair, alter and redecorate the

             Premises or any part thereof (without thereby releasing

             Tenant from liability hereunder) in such manner as Landlord may deem advisable, and/or let or re-let the Premises or any part or parts thereof for a term or terms which may, at the option of Landlord, be less than or exceed the balance of

             the Term or the period which would have constituted the

             balance of the Term had this Lease not been terminated as

             aforesaid, in Landlord's name, or as agent of Tenant, and on such conditions (which may include concessions or free rent) and for such purposes as Landlord may determine, and out of any rents resulting from such reletting, Landlord shall,

             first, pay to itself the expenses and costs, including

             attorneys' fees and expenses, of retaking, repossessing,

             repairing, altering and/or redecorating the Premises;

             second, pay to itself all expenses and costs sustained in

             securing any new tenant or tenants, including brokerage

             fees; and third, pay to itself any balance remaining on

             account of the liability of Tenant to Landlord the amount of the Fixed Rent and Additional Rent reserved herein and

             unpaid by Tenant for the period which would have been the

             remainder of the Term had this Lease not been terminated as aforesaid, and any surplus shall belong to Landlord.

             Neither (i) the termination of this Lease pursuant to

             Sections 21.1 or 21.5, (ii) any entry or re-entry by

             Landlord, whether had or taken under summary proceedings or otherwise, or (iii) any reletting or failure to relet the

             Premises, shall absolve or discharge Tenant from any

             liability hereunder, all of which shall survive any such

             termination, repossession or reletting.

                            (b)  Should any rent collected by Landlord

             from such reletting be insufficient fully to pay to Landlord a sum equal to all Fixed Rent and Additional Rent herein

             reserved, the deficiency shall be paid by Tenant on the rent days herein specified, that is, upon each of such rent days

             Tenant shall pay to Landlord the amount of the deficiency

             then existing and Tenant shall be liable for any such deficiency, and the Right of Landlord to recover from Tenant the amount thereof, or a sum equal to the amount of all

             Fixed Rent and Additional Rent, if there shall be no

             reletting, shall survive the issuance of any dispossessory warrant or other termination of this Lease.  Landlord shall not be liable for failure to relet the Premises, or in the event the Premises are relet, for failure to collect the

             rent under such reletting.

                            (c)  Suit or suits for the recovery of such

             deficiency or damages, or for a sum equal to any installment or installments of any Fixed Rent or Additional Rent

             hereunder may be brought by Landlord from time to time at

             Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date on which this

             Lease or the Term would have expired by limitation had there been no such default by Tenant or no such termination or

             repossession by Landlord.  No suit to collect the amount of any deficiency for any month shall prejudice Landlord's

             right to collect the deficiency for any subsequent month by a similar proceeding.

                       20.3  If at any time during the Term, Tenant

             shall:  (a) be unable, or admit in writing its inability, to pay its debts as they mature, (b) make an assignment for the benefit of creditors, (c) file a voluntary petition in bank-

             ruptcy or for reorganization or be adjudicated a bankrupt or insolvent by any court, (d) file any petition or answer

             seeking, consenting to, or acquiescing in reorganization, arrangement, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or file an answer admitting or failing to deny the material

             obligations of a petition against it for any relief under

             any federal or state bankruptcy or insolvency laws, (e) fail to have dismissed any proceeding against Tenant seeking any of the relief referred to in the foregoing clause (d) within

             90 days after the commencement thereof, (f) have a trustee,

             receiver or liquidator of Tenant or of any substantial part of its properties or assets or of Tenant's estate or inter-

             est in the Premises appointed with the consent or acquies-

             cence of Tenant, or if any such appointment is not so

             consented to or acquiesced in, shall have such appointment remain unvacated for a period of 90 days, (g) while insol-

             vent or in connection with any bankruptcy or debtor-creditor proceeding, be liquidated or dissolved, or dissolution, or shall, in any manner, permit the divestiture of substan-

             tially all of its assets, or (h) if this Lease (but for this provision) shall by operation of law, devolve upon or pass to any other person or entity, except as permitted here-

             under, then, upon the occurrence of any of such events, this

             Lease shall ipso facto be cancelled and terminated (and the
                         ---- -----

             occurrence of any of such events resulting in a termination of this Lease shall be deemed to constitute a Default here-

             under) in which event neither Tenant nor any person claiming through or under Tenant, by virtue of any statute or of an order of any court, shall be entitled to possession of the

             Premises or any part thereof, or to remain in possession of the Premises, but shall forthwith quit and surrender the

             same and Landlord, in addition to the other rights and

             remedies granted to Landlord under any of the provisions of this Article or elsewhere in this Lease contained, or by

             virtue of any statute or rule of law, may retain any Fixed

             Rent or monies received by the Landlord from Tenant or

             others on behalf of Tenant.  In the event of the termination of this Lease pursuant to the foregoing provision of this

             Section 21.5, Landlord shall forthwith be entitled to

             recover from Tenant an amount equal to the liquidated and

             agreed final damages described in and computed in the manner set forth in Section 21.3; however, nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of such termination,

             an amount equal to the maximum allowed by any statute or

             rule of law in effect at the time when, and governing the

             proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the

             amount referred to above.

                       20.4  If this Lease is assigned to any person or

             entity pursuant to the provisions of the Bankruptcy Code,

             11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code"), any and all
                             -- ---

             consideration payable or otherwise to be delivered in

             connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of

             Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy

             Code.  Any and all monies and other consideration consti-

             tuting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.  If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy

             Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms accept-

             able to Tenant, then notice of such proposed assignment,

             setting forth (i) the name and address of such person,

             (ii) all of the terms and conditions of such offer, and

             (iii) the adequate assurance to be provided Landlord to

             assure such person's future performance under this Lease,

             including, without limitation, the assurance referred to in

             Section 365(b)(3) of the Bankruptcy Code, shall be given to

             Landlord by Tenant no later than twenty (20) days after

             receipt by Tenant but in any event no later than ten (10)

             days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be

             exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an

             assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide

             offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

                       20.5  Tenant, to the extent permitted by law,

             hereby waives service of any notice of intention to

             re-enter, any and all right to recover or regain possession of the Premises or to reinstate or to redeem this Lease as may be permitted or provided by or under any statute, law or decision now or hereafter in force and effect, and the

             benefit of any laws now or hereafter in force exempting

             property from liability for rent or for debt.  Whenever in this Lease Landlord has reserved or is granted the right to

             "re-enter" the Premises, the use of such word is not

             intended, nor shall it be construed, to be limited to its

             technical meaning.

                       20.6  Tenant, for itself and any and all persons

             claiming through or under Tenant, including its creditors,

             upon the termination of this Lease and of the Term in

             accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the

             Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby

             waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of

             any present or future law or decision, to redeem the

             Premises or for a continuation of this Lease for the Term after having been dispossessed or ejected therefrom by process of law, or otherwise.  Tenant waives all right to

             trial by jury in any summary or other judicial proceedings hereafter instituted by Landlord against Tenant in respect to Premises.  Tenant also waives any right to assert or

             interpose a counterclaim in any summary proceeding or other action commenced by Landlord to recover or obtain possession of the Premises.

                       20.7  Tenant, to the extent permitted by law,

             hereby waives its right to disavow this Lease in the event of Tenant's bankruptcy.


                                      ARTICLE XXI

                       Landlord's Right to Cure Tenant's Default
                       -----------------------------------------

                       21.1  If Tenant shall fail to make any payment or

             perform any act required to be made or performed under this

             Lease, Landlord, after demand upon Tenant (except no demand shall be necessary in the event of any emergency) and

             without waving or releasing any obligation or Default, may

             (but shall not be obligated to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may enter upon the Premises for such purpose and take all such action thereon as, in Landlord's reasonable opinion, may be necessary or appropriate

             therefor.  No such entry shall be deemed an eviction of

             Tenant.  All sums so paid by Landlord and all costs and

             expenses (including, without limitation, reasonable attor-

             neys' fees and expenses) so incurred, together with interest thereon at the Lease Interest Rate from the date on which such sums or expenses are paid or incurred by Landlord,

             shall be paid by Tenant to Landlord on demand and shall be collectible by Landlord as Additional Rent.


                                     ARTICLE XXII

                                     Subordination
                                     -------------

                       22.1  (a) This Lease and the rights and interest

             of Tenant herein shall be, and hereby are made, subject and subordinate at all times to all Mortgages and all advances thereon.

                            (b)  Tenant agrees that if any Mortgagee, or

             any other person claiming by or through any Mortgagee, or by or through any foreclosure proceeding of any Mortgage, shall succeed to the rights of Landlord under this Lease, Tenant shall attorn to and recognize such successor as Tenant's

             landlord under this Lease, and Tenant shall promptly execute and deliver any instruments that may be necessary to

             evidence such attornment.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease

             between Tenant and such successor landlord, upon and subject to all of the terms, covenants and conditions of this Lease.

                       22.2  The provisions of Section 22.1 shall be

             self-operative and no further instrument of subordination or attornment shall be necessary, unless required by Landlord or any Mortgagee or any successor in interest to such Mort-

             gagee, in which event Tenant agrees, upon demand, at any

             time or times, to execute, acknowledge and deliver to Land-lord or any Mortgagee any and all instruments that may be necessary or proper to confirm such subordination and

             attornment.  In order to effectuate the provisions of

             Section 22.1 and this Section 22.2, Tenant hereby, irre-

             vocably and unconditionally, appoints and designates Land-

             lord as its attorney-in-fact to execute any and all such

             instruments as may be necessary or proper to confirm such

             subordination and attornment, such power of attorney being deemed coupled with an interest.

                       22.3  If, in connection with the obtaining,

             continuing or renewing of any Mortgage, any commercial or

             savings bank, trust company, savings and loan association,

             insurance company, real estate investment trust, pension or retirement fund or any other entity generally considered an institutional lender shall request reasonable modifications of this Lease as a condition of such financing, neither

             Landlord nor Tenant will unreasonably withhold or delay its consent thereto, provided such modifications do not increase the obligations of Landlord or Tenant hereunder nor mate-

             rially and adversely affect the rights of Landlord or Tenant under this Lease.


                                     ARTICLE XXIII

                                        Broker
                                        ------

                       23.1  Landlord and Tenant warrant and represent to

             each other that they have dealt with no real estate broker or brokers in connection with the negotiation, execution and delivery of this Lease. Each party hereby indemnifies and agrees to hold the other harmless from and against any and all costs (including reasonable attorneys' fees and

             disbursements), expenses, claims, liabilities and damages by reason of the foregoing warranty and representation being

             untrue.  The provisions of this Section shall survive the

             execution and delivery of this Lease and the expiration or sooner termination of this Lease.


                                     ARTICLE XXIV

                                    Quiet Enjoyment
                                    ---------------

                       24.1  So long as Tenant shall pay the Fixed Rent

             and Additional Rent as the same become due hereunder and

             shall fully perform and comply with all of the other terms,

             covenants, conditions and agreements of this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Prem-

             ises for the Term without hindrance or molestation by or

             from Landlord or anyone claiming by, through or under Land-

             lord, subject, however, to the terms, covenants, conditions and agreements of this Lease.


                                      ARTICLE XXV

                               Surrender -- Holding Over
                               -------------------------

                       25.1  Upon the expiration or sooner termination of

             this Lease, Tenant agrees that it will peaceably and quietly surrender and yield up possession of the Premises to Land-

             lord.

                       25.2  If Tenant shall hold over in possession of

             the Premises after the expiration or sooner termination of this Lease without the express written consent of Landlord,

             such holding over shall not be deemed to have extended the

             Term for any new term.  Landlord may in such event, at its option, elect to treat Tenant as one who has not removed at the end of its term, and thereupon be entitled to all

             remedies against Tenant provided by law in such case,

             including consequential damages resulting from such holding over, or Landlord may elect to construe such holding over as a tenancy from month to month, upon and subject to all of

             the terms and provisions hereof except that such tenancy

             shall be terminable on thirty days' notice from either party to the other and shall be at a monthly rental equal to the total of:  (a) one and one-half (1-1/2) times the monthly

             installment of Fixed Rent payable during the last full month of the Term plus (b) the Additional Rent, computed at a

             monthly rate during such month to month tenancy, at the rate in effect at the expiration or sooner termination of the

             Term.


                                     ARTICLE XXVI

                                 Estoppel Certificates
                                 ---------------------

                       26.1  Upon the written request of Landlord, at any

             time or from time to time, Tenant agrees to execute,

             acknowledge and deliver to Landlord, within ten (10) days

             after request, a written statement (a) certifying that this

             Lease has not been modified and is in full force and effect or, if there have been modifications of this Lease, that

             this Lease is in full force and effect as modified, and stating such modifications, (b) certifying the dates to which the Fixed Rent and Additional Rent have been paid,

             (c) stating whether or not, to the best knowledge of Tenant,

             Landlord is in default in the performance of any of its

             obligations under this Lease and, if Landlord is in default,

             specifying the nature of each such default of which Tenant may have knowledge and (d) such other matters as Landlord

             may reasonably request; it being intended that any such

             statement delivered pursuant to this Section 25.1 may be

             relied upon by Landlord and any prospective transferee or

             assignee of its interest in this Lease or the Premises, or any Mortgagee or prospective Mortgagee, or any prospective assignee of such Mortgagee, but reliance on any statement by

             Landlord may not extend to any default as to which the

             signer shall have had no actual notice.

                       26.2  Upon the written request of Tenant, at any

             time or from time to time, Landlord agrees to execute,

             acknowledge and deliver to Tenant, within ten (10) days

             after request, a written statement (a) certifying that this

             Lease has not been modified and is in full force and effect or, if there have been modifications of this Lease, that

             this Lease is in full force and effect as modified, and

             stating such modifications, (b) certifying the dates to

             which the Fixed Rent and Additional Rent have been paid,

             (c) stating whether or not notice has been sent to Tenant by

             Landlord of any Default which has not been cured, and

             (d) stating whether or not to the best knowledge of Land-lord, Tenant is in default in the performance of any of its obligations under this Lease and, if Tenant is in default,

             specifying the nature of each such default of which Landlord may have knowledge; it being intended that any statement

             delivered pursuant to this Section 26.2 may be relied upon by Tenant or any permitted transferee or assignee of

             Tenant's interest in this Lease, or any Mortgagee or pros-

             pective Mortgagee, or any prospective assignee of such

             Mortgagee; but reliance on such certificate by Tenant may

             not extend to any default as to which the signer shall have had no actual notice.


                                     ARTICLE XXVII

                           Waiver of Jury and Counterclaims
                           --------------------------------

                       27.1  Landlord and Tenant hereby waive trial by

             jury in any action, proceeding or counterclaim brought by

             any of the parties hereto against another party hereto on

             any matters arising out of or in any way connected with this

             Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage, or any emergency or other statutory remedy.  In any action or proceeding brought by Landlord against Tenant,

             Tenant hereby waives the right to interpose any counter-

             claim.


                                    ARTICLE XXVIII

                                        Notices
                                        -------

                       28.1  Any notices, consents, approvals, submis-

             sion, demands or other communications (a "Notice") given

             under this Lease or pursuant to any law or governmental

             regulation, by Landlord to Tenant or by Tenant to Landlord,

             shall be in writing.  Unless otherwise required by law or

             governmental regulation, any Notice shall be deemed given

             only when sent by registered or certified mail, return

             receipt requested, postage prepaid addressed to Tenant at

             its address hereinabove set forth and to Landlord at its

             address hereinabove set forth.  Notices shall be effective upon receipt.


                                     ARTICLE XXIX

                                 No Waiver by Landlord
                                 ---------------------

                       29.1  No receipt of monies by Landlord from

             Tenant, after the termination or cancellation of this Lease,

             shall reinstate, continue or extend the Term, or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Fixed

             Rent or Additional Rent then due, or thereafter falling due,

             or operate as a waiver of the right of Landlord to recover possession of the Premises by appropriate suit, action,

             proceeding or remedy.  No payment by Tenant or receipt by

             Landlord of a lesser amount than the Fixed Rent or Addi-

             tional Rent then due shall be deemed to be other than on

             account of the earliest stipulated Fixed Rent or Additional

             Rent, nor shall any endorsement or statement of or on any

             check or any letter accompanying any check or payment as

             Fixed Rent or Additional Rent be deemed an accord and

             satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or Additional Rent or pursue any other

             right, privilege or remedy in this Lease or at law or in

             equity provided.  No failure by Landlord to insist in any

             one or more cases upon the strict performance of any of the terms, conditions or covenants of this Lease or to exercise any right, power, option or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of

             Fixed Rent or Additional Rent with knowledge of the con-

             tinuance of any such breach, shall constitute a waiver of

             any such breach or of any such terms, conditions or

             covenants.


                                      ARTICLE XXX

                                  Memorandum of Lease
                                  -------------------

                       30.1  Landlord and Tenant will, at any time at the

             request of the other, promptly execute a short form memo-

             randum of this Lease, in recordable form, which will

             constitute notice of this Lease setting forth such matters as are required by law to entitle the instrument to be

             recorded and also such other portions hereof as either party may request, other than the rental and other financial

             terms.

                                     ARTICLE XXXI

                                Acceptance of Surrender
                                -----------------------

                       31.1  No surrender to Landlord of this Lease or of

             the Premises or any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Landlord and any Mortgagee, and no act by Land-

             lord or any Mortgagee or by any representative or agent of

             Landlord or any Mortgagee, shall constitute an acceptance of any such surrender.


                                     ARTICLE XXXII

                                  Remedies Cumulative
                                  -------------------

                       32.1  Each legal, equitable or contractual right,

             power and remedy of Landlord now or hereafter granted either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other

             right, power and remedy, and the exercise or beginning of

             the exercise by Landlord of any one or more of such rights,

             owners and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.  Landlord shall have, in addi-

             tion to the rights heretofore reserved Landlord, but at

             Landlord's option, the right to restrain by injunction any violation or attempted violation by Tenant, or its sub-

             tenants or agents, of any of the restrictions or covenants or agreements of Tenant set forth in this Lease.

                                    ARTICLE XXXIII

                                        Option
                                        ------

                       33.1  Tenant grants and gives to the Landlord, its

             successors and assigns, for a period of ten (10) years from

             the date of closing and ending at 11:59 p.m. on            ,

             2004 the right and option to purchase Tenants rights in and to this Lease Agreement upon payment of the following pur-

             chase price:


             IF THE OPTION IS EXERCISED         THEN THE OPTION PRICE
             BETWEEN:                           SHALL BE:

               01 Mar 94 & 28 Feb 95:               $4,000,000.00

               01 Mar 95 & 29 Feb 96                $4,000,000.00

               01 Mar 96 & 28 Feb 97                $4,000,000.00

               01 Mar 97 & 28 Feb 98                $4,000,000.00

               01 Mar 98 & 28 Feb 99                $4,000,000.00

               01 Mar 99 & 29 Feb 00                $4,400,000.00

               01 Mar 00 & 28 Feb 01                $4,840,000.00

               01 Mar 01 & 28 Feb 02                $5,324,000.00

               01 Mar 02 & 28 Feb 03                $5,856,400.00

               01 Mar 03 & 29 Feb 04                $6,442,040.00


                       To exercise this Option, the Landlord must deliver

             a written notice to the Tenant fixing a date not more than

             60 days in advance for the purchase of the Tenant's rights in and to this Lease Agreement (which date is the "time of closing").

                                     ARTICLE XXXIV

                                     Miscellaneous
                                     -------------

                       34.1  If any term of provision of this Lease or

             any application thereof shall be invalid or unenforceable,

             the remainder of this Lease and any other application of

             such provision shall not be affected thereby.  If any

             interest charge provided for in any provision of this Lease exceeds the maximum rate permitted by applicable law, such charge shall be fixed at the maximum permissible rate.

                       34.2  This Lease contains the entire agreement

             between the parties in respect of the leasing of the

             Premises, and no oral statements or representations or prior written matter in respect thereof not contained in this

             Lease shall have any force or effect.  This Lease and the

             provisions hereof may not be modified or waived in any way or terminated, other than by a writing executed by both

             parties.

                       34.3  Wherever it is specifically provided in this

             Lease that a party's consent is not to be unreasonably with-

             held, a response to a request for such consent shall also

             not be unreasonably delayed.  If either Landlord or Tenant considers that the other has unreasonably withheld or

             delayed a consent, it shall so notify the other party within

             10 days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within

             20 days after making its request for the consent.  Tenant

             hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent, and

             Tenant agrees that its sole remedy shall be an action or

             proceeding to enforce any such provision or for specific

             performance, injunction or declaratory judgment.  In the

             event of such a determination, the requested consent shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give

             such consent.  The sole remedy for Landlord's unreasonably withholding or delaying of consent shall be as provided in this Section.  Notwithstanding anything to the contrary

             provided in this Lease, in any instance where the consent of a Mortgagee is required, Landlord shall not be required to give its consent until and unless such Mortgagee has given its consent.

                       34.4  Wherever herein the singular number is used,

             the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice

             versa, as the context shall require.  The Article headings used herein are for reference and convenience only, and

             shall not enter into the interpretation thereof.

                       34.5  This Lease may be executed in several

             counterparts, each of which shall be an original, but all of which shall constitute but one and the same instrument.

                       34.6  The parties hereto agree that they have not

             created and do not intend to create by this Lease a joint

             venture or partnership relation between them.

                       34.7  The covenants and agreements herein con-

             tained, subject to the provisions of this Lease, shall be

             binding upon and inure to the benefit of the parties hereto,

             their respective heirs, legal representatives and successors and assigns.

                       34.8  The parties hereto hereby agree that from

             time to time, upon the request of the other party, they

             shall execute and deliver such further documents and do such other acts and things as may be reasonably requested to

             carry out the intent of this Lease or to comply with

             applicable law.


                                     ARTICLE XXXV

                           No Additional Rent:  Gross Lease
                           --------------------------------

                       35.1  Except as provided in this Article XXXV,

             Tenant shall not be obligated to pay any additional rent

             hereunder, it being acknowledged that this Lease shall be

             deemed and construed to be a "gross lease," and that

             Landlord shall be responsible for any charges, Impositions,

             deductions, costs, expenses or obligations of any kind, and except as provided in this Article XXXV, Tenant shall not be expected or required to make any payment of any kind what-

             soever or to be under any other obligation or liability

             hereunder or otherwise with respect or which relates to, or is attributable to the Premises, the Improvements, or the

             ownership, use or occupancy thereof.  In the event, however,

             that the Tenant or anyone claiming by, through, or under,

             the Tenant sublets, uses or permits any person or entity to use the Premises, then notwithstanding any other provision of this Lease, whatsoever, Tenant shall be required to pay his proportionate share (namely, that percentage of the

             building's useable square footage being so sublet or used)

             of all charges, Impositions, obligations, liabilities,

             claims, costs, expenses and taxes of every kind whatsoever which relates to or is attributable to the Premises, the

             Improvements or the ownership, use or occupancy thereof, so that the Lease will then be and be deemed a net lease under which Tenant pays such proportional share of all charges,

             Impositions, obligations, liabilities, claims, costs,

             expenses and taxes whatsoever relating to or attributable to the Premises, the Improvements, or the ownership, use or

             occupancy thereof.


                                     ARTICLE XXXVI

                                        Parking
                                        -------

                       36.1  Tenant shall be entitled to use as many

             parking spaces in the South Parking Area as shown on

             Schedule D attached hereto and made a part hereof as

             permitted or required under the Zoning Regulations of the

             City of Stamford, so long as Landlord shall not require such spaces.


                       IN WITNESS WHEREOF, the parties hereto have

             executed this Lease as of the day and year first above

             written.


             Witness:                 LANDLORD:  CONAIR CORPORATION


             /s/ Mary King            By/s/ Richard A. Margulies
             --------------------       ---------------------------------
                                        Title:  Vice President

             /s/ Sophie C. Powajba
             ---------------------


             /s/ Mary King            TENANT:  Leandro P. Rizzuto
             --------------------


             /s/ Sophie C. Powajba    By/s/ Leandro P. Rizzuto
             ---------------------      ---------------------------------

                                      SCHEDULE A


                       All that certain tract of land, together with the
             buildings and improvements thereon situated in the City of Stamford, County of Fairfield and State of Connecticut, known and designated as "Parcel B - to be leased 7.810 Acres," on a certain map entitled, "Map Showing Subdivision For Soundview Farms, Stamford, Conn.," now on file in the office of the Town Clerk of said Stamford, and numbered 9350, reference thereto being had. Said premises are bounded and described as follows: Beginning at a point along the southeasterly side of Fairfield Avenue, said point being at the intersection of the town line between the City of Stamford and the Town of Greenwich, running thence along said southeasterly side of the Fairfield Avenue, the following courses and distances: north 53 degrees 21' 10" east 48.72 feet; north 38 (plus and minus sign) 28' 10" each
             28.79 feet; north 35 degrees 46' 10" east 35.92 feet; north 39 degrees 56' 10" east 21.08 feet north 33 degrees 24' 40" east 59.02 feet; north 32 degrees 03' 40" east 38.04 feet; north 34 degrees 58' 10" east 57 feet; north 31 degrees 46' 10" each 63.10 feet; north 36 degrees 17' 40" east 15 feet; north 38 degrees 10' 40" east 56.67 feet; north 51 degrees 48' 40" east 20.16 feet; north 61 degrees 46' 10" east 11.74 feet; north 70 degrees 32' 10" east 8.42 feet; north 72 degrees 26' 40" east 9.77 feet; north 92 degrees 49' 40" east 15.42 feet; south 89 degrees 13' 50" east 93.10 feet; south 89 degrees 33' 50" east 108.77 feet to the westerly side of Cummings Point Road, so-called; thence along the westerly side of Cummings Point Road, the following courses and distances: south 5 degrees 28' 10' west 563.90 feet; and south 5 degrees 17' 20" west 256.10 feet to a point; thence, westerly through land of Soundview Farms, north
             84 degrees 42' 40" west 488.23 feet to the approximate center line of a brook, being the town line between the City of Stamford and the Town of Greenwich; thence along said approximate center line of a brooker and being said town line, the following courses and distances; north 31 degrees 31' 50" west 26.09 feet; north 7 degrees 59' 10" east 68.26 feet; north 2 degrees 46' 10" east 54.30 feet; north 17 degrees 05' 40" east 68.97 feet; north 7 degrees 27' 40" east 116.67 feet; north 45 degrees 34' 10" east 39.66 feet; north 31 degrees 16' 40" east 14.68 feet; north 9 degrees 28' 50" west 6.37 feet; and north 26 degrees 25' 50" west
             44.70 feet to the point or place of beginning; together with an easement of way in, over and upon Cummings Point Road to and from said premises to and from the public highway.

                       It is understood and agreed that shown on said map
             along Fairfield Avenue, there is located a legend "Reserved For Road Widening (see inset)." The inset also shown on said map shows that two parcels of land known and designated as "Parcel 2 1,627 sq. ft." and "Parcel 3 453 sq. ft.," being portions of the property hereinabove described are to be conveyed to the City of Stamford in exchange for a parcel of land known and designate on said inset as "Parcel 4
             1,801 sq. ft." to be conveyed to Soundview Farms. At such time as said exchange of property is made, and for all times thereafter, this description shall be modified to exclude said Parcel 2 and Parcel 3 and to include said Parcel 4, reference being had to said Map, and more particularly to said inset for an accurate description of said Parcels.

                      [Map follows showing areas to be leased by
                       Conair Corporation to Leandro P. Rizzuto]

                                      SCHEDULE B


                       All that certain tract of land, together with the
             buildings and improvements thereon situated in the City of Stamford, County of Fairfield and State of Connecticut, known and designated as "Parcel B - to be leased 7.810 Acres," on a certain map entitled, "Map Showing Subdivision For Soundview Farms, Stamford, Conn.," now on file in the office of the Town Clerk of said Stamford, and numbered 9350, reference thereto being had. Said premises are bounded and described as follows: Beginning at a point along the southeasterly side of Fairfield Avenue, said point being at the intersection of the town line between the City of Stamford and the Town of Greenwich, running thence along said southeasterly side of the Fairfield Avenue, the following courses and distances: north 53 degrees 21' 10" east 48.72 feet; north 38 (plus and minus sign) 28' 10" east
             28.79 feet; north 35 degrees 46' 10" east 35.92 feet; north 39 degrees 56' 10" east 21.08 feet north 33 degrees 24' 40" east 59.02 feet; north 32 degrees 03' 40" east 38.04 feet; north 34 degrees 58' 10" east 57 feet; north 31 degrees 46' 10" east 63.10 feet; north 36 degrees 17' 40" east 15 feet; north 38 degrees 10' 40" east 56.67 feet; north 51 degrees 48' 40" east 20.16 feet; north 61 degrees 46' 10" east 11.74 feet; north 70 degrees 32' 10" east 8.42 feet; north 72 degrees 26' 40" east 9.77 feet; north 92 degrees 49' 40" east 15.42 feet; south 89 degrees 13' 50" east 93.10 feet; south 89 degrees 33' 50" east 108.77 feet to the westerly side of Cummings Point Road, so-called; thence along the westerly side of Cummings Point Road, the following courses and distances: south 5 degrees 28' 10" west 563.90 feet; and south 5 degrees 17' 20" 256.10 feet to a point; thence, westerly through land of Soundview Farms, north 84 degrees 42' 40" west 488.23 feet to the approximate center line of a brook, being the town line between the City of Stamford and the Town of Greenwich; thence along said approximate center line of a brooker and being said town line, the following courses and distances; north 31 degrees 31' 50" west 26.09 feet; north 7 degrees 59' 10" east 68.26 feet; north 2 degrees 46' 10" east 54.30 feet; north 17 degrees 05' 40" east 68.97 feet north 7 degrees 27' 40" east 116.67 feet; north 45 degrees 34' 10" east 39.66 feet; north 31 degrees 16' 40" east 14.68 feet; north 9 degrees 28' 50" west 6.37 feet; and north 26 degrees 25' 50" west 44.70 feet to the point or place of beginning; together with an easement of way in, over and upon Cummings Point Road to and from said premises to and from the public highway.

                       It is understood and agreed that shown on said map
             along Fairfield Avenue, there is located a legend "Reserved For Road Widening (see inset"). The inset also shown on said map shows that two parcels of land known and designated as "Parcel 2 1,627 sq. ft." and "Parcel 3 453 sq. ft.," being portions of the property hereinabove described are to be conveyed to the City of Stamford in exchange for a parcel of land known and designated on said inset as "Parcel 4 1,801 sq. ft." to be conveyed to Soundview Farms. At such time as said exchange of property is made, and for all times thereafter, this description shall be modified to exclude said Parcel 2 and Parcel 3 and to include said Parcel 4, reference being had to said Map, and more particularly to said inset for an accurate description of said Parcels.

                       ALL that certain tract of land, situated in the
             City of Stamford, County of Fairfield and State of
             Connecticut bounded and described as follows:

                       Beginning at a point on the Northerly line of a
             certain tract of land known and designated as "Parcel 1 Area = 3.996 Ac. (plus and minus sign)" on a certain map entitled, "Map Show Subdivision Prepared for Sound View Farms, Stamford, Conn." now on file in the office of the Town Clerk of said Stamford and numbered 9485, reference thereto being had, which point is 180 feet Westerly along said Northerly line from the intersection of said Northerly line and the Westerly line of Cummings Point Road as shown on said map and running thence through land of soundview Farms, South 05 degrees 17' 20" West 377.7 feet more or less to a point on the mean high water line of Tomac Harbor; running Westerly and Northerly along said mean high water line 298 feet more or less to a point; running thence South 84 degrees 25' 20" west 27 feet to a point on the boundary line between the City of Stamford and the Town of Greenwich; running thence along said boundary line the following courses and distances: North 01 degrees 30' 30" East 111.37 feet, North 2U degrees 03' 05" East 35.70 feet, North 03 degrees 33' 26" East 101.86 feet, North 01 degrees 14' 47" East 13.77 feet, North 15 degrees 39' 15" West 25.36 feet, North 71 degrees 32' West 36 feet and North 31 degrees 31' 50" West 15.91 feet to a point; thence running through land of said Soundview Farms South 84 degrees 42' 40" East 308.23 feet to the point or place of beginning.

                                       SCHEDULE C
                                       ----------


[Map showing areas to be leased by Conair Corporation, identifying common areas of ingress and egress.]